THIRD AMENDMENT TO THE
                              NORTH VALLEY BANCORP
                          EMPLOYEE STOCK OWNERSHIP PLAN

This Third Amendment (Amendment) is hereby adopted by North Valley Bancorp (Employer).

                                    RECITALS
                                    --------

A. The Employer adopted The North Valley Bancorp Employee Stock Ownership Plan (Plan), effective January 1, 1977.

B. The Plan was amended from time to time and was restated effective January 1, 1999.

C. The Plan received a favorable determination letter as to the tax qualified status of the Plan, dated March 29, 2000.

D. Effective October 11, 2000, the Six Rivers National Bank Employee Stock Ownership Plan was merged into the Plan.

E.       The Employer amended the Plan to:

         1. Reflect the provisions of the Community Renewal Tax Relief Act of 2000 (CRA 2000) by adding the model amendment language suggested by the Internal Revenue Service (IRS) in IRS Notice 2001-37, dealing with the definition of compensation for certain plan purposes;

         2. Conform to the final regulations under the Internal Revenue Code (Code) section 401(a)(9) published on April 17, 2002, relating to required minimum distributions from retirement plans;

         3. Reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The amendments reflect the model amendment language suggested by the IRS in Notice2001-57, dealing with certain plan limits and other general matters;

         4. Amend the Claims Procedure article of the Plan to reflect the final regulations issued by the Department of Labor (DOL), effective for all claims filed on or after January1, 2002; and

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         5.       Clarify the definition of Disability under the Plan.

F. The Employer amended the Plan to clarify certain provisions relating to the definition of the allocation date, investment accounts, Bancorp stock dividends, vesting and distributions from the Trust.

G. The Employer now wishes to amend the Plan, in light of the merger of Yolo Community Bank and North Valley Bancorp, effective on or about August 31, 2004, to provide for the immediate participation of Yolo Community Bank employees, effective September 1, 2004, and the crediting of service with Yolo Community Bank for eligibility and vesting purposes under the Plan.

                              OPERATIVE PROVISIONS
                              --------------------

In accordance with the foregoing recitals, the Employer hereby amends the Plan effective September 1, 2004, or as of such other specified dates, as follows:

1. The definition of "Employer" in Section 2 of the Plan is amended in its entirety to read as follows:

                  The Bancorp and each Affiliate that is designated as an Employer by the Board of Directors and which adopts the Plan for the benefit of its Employees. Notwithstanding the foregoing, Yolo Community Bank, which merged into new Yolo Community Bank and became a wholly-owned subsidiary of the Bancorp and, hence, an Affiliate on or about August 31, 2004, is an Employer for Plan purposes.

2. The definition of "Compensation" in Section 2 of the Plan is amended by the addition of the following paragraph at the end:

                  With respect to Yolo Community Bank employees who entered and became Participants in the Plan as of September 1, 2004, Compensation shall consist only of total nondeferred remuneration paid to such Employees by their Employer as reported on the Employees' Wage and Tax Statement (Form W-2) for the period during which the Employees are Participants in the Plan (subject to the limits of Code section 401(a)(17)).

3. The definition of "Service" in Section 2 of the Plan is amended by the addition of the following paragraph at the end:

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                  Notwithstanding the foregoing, as specified in other sections of the Plan, Employees of Yolo Community Bank on September 1, 2004 will receive credit for Service with respect to employment with Yolo Community Bank for periods of employment before Yolo Community Bank became an Affiliate, on or around August 31, 2004.

4.       Section 3(a) is amended in its entirety to read as follows:

                  Each Employee who was a Participant on December 31, 1998, shall continue as a Participant. Each other Employee shall become a Participant as of the January 1st next following the date on which he attains age eighteen (18) and completes six
                  (6) months of service. Each Employee of Yolo Community Bank who was an Employee of Yolo Community Bank and a participant in the Yolo Community Bank Employee Stock Ownership Plan as of August 30, 2004, shall become a Participant in the Plan as of September 1, 2004.

5.       A new subsection 3(d)(4) is added to the Plan which reads as follows:

                  For Employees who were employed by Yolo Community Bank on September 1, 2004, Hours of Service shall include each hour of Service that an Employee performed for Yolo Community Bank before August 31, 2004, the date that Yolo Community Bank became an Affiliate.

6. Section 11(a) pertaining to Credited Service is amended by the addition of the following sentences to the end of that subsection, which reads as follows:

                  For Employees who were employed by Yolo Community Bank on September 1, 2004, Credited Service shall also include the number of calendar years beginning after December 31, 2002 in which the Participant was credited with at least one thousand (1,000) Hours of Service with Yolo Community Bank if such Participant became an Employee of the Employer by reason of the merger of Yolo Community Bank into a wholly-owned subsidiary of Bancorp on or around August 31, 2004 (Merger). For the 2004 calendar year, service with Yolo Community Bank, both before and after the Merger, will be counted for purposes of determining Credited Service.

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7.       In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this ______ day of __________ 2004.

                                       EMPLOYER:

                                       NORTH VALLEY BANCORP
                                       A California Corporation

                                       By: /s/ MICHAEL J. CUSHMAN
                                           -------------------------------------
                                           Michael J. Cushman, President

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